Execution Copy

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT made the 17th day of April, 2007

BETWEEN:

PEACE ARCH ENTERTAINMENT GROUP INC.

(hereinafter called "PAEG" or the "Corporation")

- and -

CHARLES FLOCK.

(collectively, hereinafter called the "Investor")

WHEREAS, for an aggregate consideration of CAD$463,685.00, the Corporation has agreed to issue and the Investor has agreed to accept 277,406 Common Shares ("Shares") in the capital of the Corporation;

NOW THEREFORE IN CONSIDERATION OF the sum of $1.00 now paid by each party to the other party (the receipt and sufficiency of which are acknowledged) and the covenants, agreements, warranties and payments herein, the parties agree as follows:

ARTICLES 1

DEFINED TERMS

In this Agreement,

1.1

"Closing Date" means the 30th day of April, 2007.

1.2

"Corporation" means Peace Arch Entertainment Group Inc., a corporation incorporated under the laws of the Province of British Columbia with Continuance into the Province of Ontario and validly subsisting under the laws of the Province of Ontario and having its chief executive offices at 1867 Yonge Street, Ste. 650, Toronto, Ontario.

1.3

"Securities" means collectively the Shares;

1.4

"Time of Closing" means two o'clock (5:00) Toronto time on the Closing Date or such earlier or later time mutually agreed on.

ARTICLE 2

SUBSCRIPTION

2.1

The Corporation agrees to issue and the Investor agrees to accept the Securities on the terms and conditions hereinafter set out.

ARTICLE 3

SUBSCRIPTION PRICE

3.1

The issue price for the Securities shall be CAD$463,685.00 at a price of CAD $1.6715 per share.  The subscription price shall be satisfied on Closing by release of the Corporation's indebtedness in that amount to the Investor, against issuance by the Corporation of the Shares.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1

The Corporation represents and warrants to the Investor as follows with the knowledge and expectation that the Investor is relying thereon in entering into this Agreement.

(a)

Incorporation and Organization

The Corporation was duly incorporated and organized under the laws of the Province of British Columbia and Continued into the Province of Ontario and validly subsists under the laws of the Province of Ontario; the Corporation has requisite power and authority to own or lease its property and carry on business as now being conducted by it; the Corporation is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned or leased by it makes such qualification, licence or admission necessary.

(b)

The Corporation has not committed an act of bankruptcy, is not insolvent, has not proposed a compromise or arrangement to its or their creditors generally, has not had any petition for a bankruptcy order filed against it, has not taken any proceeding and no proceeding has been taken to have a receiver appointed over any of its assets, has not had an encumbrancer take possession of any of its property and has not had any execution or distress become enforceable or levied against any of its property.

(c)

Execution and Delivery

On execution and delivery hereof, each of this Agreement and the Securities will constitute a valid and legally binding obligation of the Corporation enforceable in accordance with its terms.

(d)

The Corporation has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and was approved by the Board of Directors. No further approvals or consents of any other persons are necessary to maintain the Corporation's assets or in connection with the transactions contemplated by this Agreement, except approvals of applicable securities regulatory authorities and stock exchanges.

(e)

No Violation

Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated nor the compliance with or fulfilment of the terms and provisions hereof will, with or without the giving of notice and/or the passage of time, conflict with or result in a breach or violation of any term, condition or provision of, or constitute a default under (or an event which, with due notice or lapse of time or both, would constitute a default under) or result in the creation of any lien, security interest or other encumbrance under, or cause any acceleration under: i) the Certificate and Articles of Incorporation of the Corporation; or ii) any note, agreement, indenture, mortgage, deed of trust, lease, licence or other instrument or obligation to which the Corporation is a party or by which it or any of its assets or properties are bound; or iii) any judgment, order, decree, ruling, injunction, franchise, licence, permit, law, statute, rule or regulation of any court, governmental body, tribunal or arbitrator.

(f)

Compliance with Law

The Corporation is conducting its business in compliance in all material respects with all applicable laws.

ARTICLE 5

ACNOWLEDGEMENTS OF THE INVESTOR

5.1

Acknowledgements, Representations, Warranties and Covenants of the Investor

The Investor, on the Investor’s own behalf and, if applicable, on behalf of others for whom the Investor is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

The representations, warranties and covenants contained in the Certificate attached hereto as Schedule “A”, will be true and correct both as of the date of execution of this Agreement and as of the Closing Time.

(b)

The Investor will not offer, sell or otherwise dispose of the Shares in the United States or to a U.S. Person or a person in the United States unless the Corporation has consented to such offer, sale or distribution and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the U.S. Securities and Exchange Commission has declared effective a registration statement in respect of such securities.  The Investor agrees to observe equivalent restrictions and conditions imposed by applicable Canadian provincial securities laws.

(c)

The execution and delivery of this Agreement, the performance and compliance with the terms hereof, and the completion of the transactions described herein by the Investor will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions (where applicable) of the Investor, the

Securities Laws or any other laws applicable to the Investor, any agreement to which the Investor is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Investor.

(d)

If the Investor, or (if applicable) any beneficial purchaser for whom the Investor is contracting hereunder, is:

(i)

a corporation, the Investor or beneficial purchaser, if applicable, is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Agreement, to subscribe for the Shares as contemplated herein and to carry out and perform its obligations under the terms of this Agreement and the individual signing the Agreement has been duly authorized to execute this Agreement;

(ii)

a partnership, syndicate or other form of unincorporated organization, the Investor or beneficial purchaser, if applicable, has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)

an individual, the Investor or beneficial purchaser, if applicable, is of the full age of majority in the jurisdiction in which he or she is resident and is legally competent to execute and be bound by this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(e)

The Investor is not, with respect to the Corporation or any of its affiliates, a Control Person or a “promoter” within the meaning of the applicable U.S. Federal or state or Canadian provincial securities laws (“Securities Laws”).

(f)

The Investor is at arm’s length within the meaning of the applicable Securities Laws and the policies of the Toronto Stock Exchange, with the Corporation.

(g)

The purchase of the Shares by the Investor hereunder is not a transaction in which any director or officer of the Corporation, or any beneficial owner of 10% of the voting rights attending to all outstanding voting securities of the Corporation, has a direct or indirect beneficial interest unless the Investor has otherwise notified the Corporation.

(h)

The Investor is not purchasing the Shares with knowledge of material information concerning the Corporation which has not been generally disclosed.

5.2

Acknowledgments of the Investor

The Investor, on the Investor’s own behalf and, if applicable, on behalf of others for whom the Investor is acting hereunder, acknowledges and agrees as follows:

(a)

No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed, passed, made any finding or determination, or recommended or endorsed on the merits of the Shares.

(b)

There are restrictions on the Investor’s ability to resell the Shares and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before selling the Shares.

(c)

The Shares shall be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Investor resides and under other applicable securities laws, and the Investor covenants that the Investor will not resell the Shares except in compliance with such laws and the Investor acknowledges that the Investor is solely responsible (and the Corporation is in no way responsible) for such compliance.

(d)

The Investor’s ability to transfer the Shares is limited by, among other things, applicable Securities Laws.

(e)

The certificates representing the Shares will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 30, 2007.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (C) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(f)

The Investor, shall execute, deliver, file and otherwise assist the Corporation with filing all documentation required by the applicable Securities Laws to permit the subscription for the Shares and the issuance of the Shares.

(g)

The Investor, and each beneficial person for whom the Investor is contracting hereunder, is responsible for obtaining such legal, investment, tax and other professional advice as it considers appropriate in connection with the execution, delivery and performance of this Agreement and the transactions contemplated under this Agreement (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing, the Corporation’s counsel are acting solely as counsel to the Corporation and not as counsel to the Investor.

5.3

Reliance on Representations, Warranties, Covenants and Acknowledgements

The Investor acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Investor in this Agreement are made with the intention that they may be relied upon by the Corporation in determining the Investor’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Shares under Securities Laws.  The Subscriber agrees to indemnify the Corporation and each of its directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon.  The Investor undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Investor set forth in this Agreement which takes place prior to the Closing Time.  The Investor further agrees that by accepting the Shares, the Investor shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Investor at the Closing Time and that they shall survive the purchase by the Investor of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Investor of any of the Shares.

ARTICLE 6

COVENANTS OF THE CORPORATION

6.1

The Corporation covenants and agrees with the Investor that, it will issue the shares as of the Closing Date and deliver the certificate(s) for the Shares on the later of Closing and 10 business days after stock exchange approval.

ARTICLES 7

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1

The Corporation's representations, warranties and covenants in this Agreement and any document or certificate given pursuant hereto will survive Closing for a period of one (1) year from the Closing Date and continue in full force and effect for the Investor's exclusive benefit notwithstanding the Closing and any investigation made by or on behalf of the Investor.

7.2              The Investor's representations and warranties will survive Closing indefinitely.

ARTICLE 8

CLOSING ARRANGEMENTS

8.1

Closing will take place at the Time of Closing on the Closing Date at the offices of the Corporation.

ARTICLE 9

EXECUTION IN COUNTERPARTS

9.1

This Agreement may be executed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

ARTICLE 10

ENTIRE AGREEMENT

10.1

This Agreement together with the Securities constitutes the entire agreement among he parties.  There are not and will not be any verbal statements, representations, warranties, undertakings or agreements among the parties. This Agreement may not be amended or modified in any respect except by written instrument signed by the parties.

ARTICLE 11

GOVERNING LAW

11.1

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ARTICLE 12

ENUREMENT

12.1

This Agreement will enure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns and will be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties.

CHARLES FLOCK

By:__/s/ Charles Flock________________________________

PEACE ARCH ENTERTAINMENT GROUP INC.

By: __/s/ Gary Howsam_______________________________

SCHEDULE “A”

CERTIFICATE OF A U.S. PERSON

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement for Common Shares to which this Schedule “A” – Certificate of a U.S. Person is attached.

In addition to the covenants, representations and warranties contained in the Subscription Agreement for Common Shares, the undersigned Subscriber covenants, represents and warrants to the Corporation that:

(a)

the Subscriber is either a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the U.S. Securities Act, or is not a U.S. Person but was offered the Purchased Shares, or executed or delivered the Subscription Agreement, in the United States of America, or is purchasing the Purchased Shares for the account of or benefit of a U.S. Person or a person in the United States of America or is otherwise subject to the securities laws of the United States of America;

(b)

the Subscriber is purchasing the Purchased Shares for investment only and not with a view to resale or distribution and, in particular, the Subscriber has no intention to distribute either directly or indirectly any of the Purchased Shares in the United States or to U.S. Persons; provided however that the Subscriber may sell or otherwise dispose of any of the Purchased Shares pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or in reliance on and pursuant to an exemption from such registration requirements. The Subscriber acknowledges that the Corporation has not undertaken, and will have no obligation, to register any of the Purchased Shares under the U.S. Securities Act or any applicable state securities laws.

(c)

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and is able to bear the economic risk of loss of the investment;

(d)

the Subscriber understands that the Purchased Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws and that the sale contemplated hereby is being made in reliance on an exemption from registration contained in Section 4(2) of the U.S. Securities Act and Regulation D promulgated under the U.S. Securities Act based in part upon the Subscriber’s representations contained herein, including without limitation that the Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the U.S. Securities Act;

(e)

the Subscriber certifies that the Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the U.S. Securities Act by satisfying one or more of the categories indicated below (please place an "X" on the appropriate line or lines):

_______ Category 1.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Purchased Shares, with total assets in excess of US$5,000,000;

____X___ Category 2.

A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US$1,000,000;

_______ Category 3.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

______ Category 4.

A "bank" as defined under Section (3)(a)(2) of the U.S. Securities Act or savings and loan association or other institution as defined in Section (3)(a)(5)(A) of the U.S. Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 whose investment decisions is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

_______ Category 5.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______ Category 6.

A director or executive officer of the Corporation;

_______ Category 7.

A trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Purchased Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act;

_______ Category 8.

An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

(f)

the Subscriber acknowledges that the Subscriber has not purchased the Purchased Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(g)

the Subscriber understands that the Purchased Shares will not be registered under the U.S. Securities Act and are “restricted securities” as that term is defined in Rule 144 of the U.S. Securities Act and agrees that if the Subscriber decides to offer, sell or otherwise transfer any of the Purchased Shares, the Subscriber will not offer, sell or otherwise transfer any of such Purchased Shares directly or indirectly, unless:

(A)

the sale is to the Corporation;

(B)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(C)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or "Blue Sky" laws; or

(D)

the Purchased Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and the Subscriber has, prior to such sale, furnished to the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the Corporation confirming the compliance of such sale with the U.S. Securities Act and applicable U.S. state laws and regulations;

(h)

the Subscriber understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state laws and regulations, the certificates representing any of the Purchased Shares will bear a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (C) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

and that any certificate representing any securities issuable in exchange for any of the Purchased Shares or in substitution thereof will bear the same legend; provided that if any of the Purchased Shares are being sold under clause (g)(B) above, the legend may be removed from the certificate representing such Purchased Shares by providing a declaration to the registrar and transfer agent of the Corporation in the form the Corporation may reasonably prescribe from time to time;

and the Subscriber acknowledges that the Subscriber shall be required to make the following certification when selling securities in accordance with Regulation S of the U.S. Securities Act;

"The Undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (B) certifies that: (1) the seller is not an affiliate of the Corporation as defined in the U.S. Securities Act (other than solely by virtue of his position as an officer or director of the Corporation); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States; or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange or The Toronto Stock Exchange or any other designated offshore securities market and neither the seller nor any person acting on the seller’s behalf knows that the transaction has been pre-arranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.";

(i)

the Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(j)

the Subscriber, if an individual, is a resident of the state or other jurisdiction in its address set out set out on the page following the face page of this Subscription Agreement, or if the Subscriber is not an individual, the office of the subscriber at which the Subscriber received and accepted the offer to purchase the Purchased Shares is the address set out set out on the page following the face page of this Subscription Agreement;

(k)

the Subscriber understands and acknowledges that the publicly available materials regarding the Corporation in Canada do not contain all the information that would be found in the applicable registration statement if the Purchased Shares were registered under the U.S. Securities Act and that the Corporation’s financial statements have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and therefore may not be comparable to financial statements of United States companies;

(l)

the Subscriber has relied solely upon the Subscriber’s own independent investigation in making a decision to purchase the Purchased Shares and acknowledges that (i) the Purchased Shares are speculative investments which involve a substantial degree of risk with no assurance of any income from such investments and the possibility that such may become worthless and (ii) the Subscriber is prepared to bear the economic risks for an indefinite period;

(m)

the Subscriber certifies that the Subscriber has received or has had full access to all the information the Subscriber considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares;

(n)

the Subscriber certifies that the Subscriber has had an opportunity to ask questions and receive answers from the Corporation regarding the Corporation’s business, management and financial affairs and the terms and conditions of the offer, sale and issuance of the Purchased Shares and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Subscriber or to which the Subscriber had access;

(o)

the Subscriber certifies that the offer, sale and issuance of the Purchased Shares is not a transaction, or part of a chain of transactions which, although in technical compliance with Regulation D promulgated under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(p)

if the Subscriber is an entity or organization, the Subscriber certifies that it was not formed for the specific purpose of acquiring the Purchased Shares.

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Certificate of a U.S. Person as of the  day of _______________________, 2007.

If a Corporation, Partnership or Other Entity:

If an Individual:

Charles Flock

Print or Type Name

Print or Type Name

/s/ Charles Flock

Signature

Signature

Type of Entity

Social Security/Tax I.D. No.